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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Terex Corporation of our report dated 30 January 1995 relating to the financial statements of PPM of Australia Pty Ltd as at 31 December 1994. We also consent to the reference to the Australian Firm of Price Waterhouse under the heading "Experts" in the context as experts in accounting and auditing in such Prospectus.

Price Waterhouse

Melbourne, Australia

27 June, 1997